Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-21277 on Form S-8 of our report dated June 26, 2009, appearing in this Annual Report on Form 11-K of Snap-on Incorporated 401(k)  Savings Plan for the year ended December 31, 2008.

/s/ Wipfli LLP

Milwaukee, Wisconsin

June 26, 2009.